PennantPark Investment Corporation Announces Financial Results for the Quarter Ended March 31, 2010

NEW YORK, NY -- (Marketwire - May 05, 2010) - PennantPark Investment Corporation (NASDAQ: PNNT) today announces financial results for its second fiscal quarter ended March 31, 2010.

HIGHLIGHTS
Quarter Ended March 31, 2010
($ in millions, except per share amounts)
Investment portfolio                                               $ 587.7
Net assets                                                         $ 349.2
Net asset value per share                                          $ 11.07
Credit Facility (cost $225.5)                                      $ 201.6
Investment portfolio composition and yield:

     Subordinated debt, second lien secured debt,
      senior secured debt and equity (core)                        $ 555.6
     Senior secured debt (non-core)                                $  32.1
     Weighted average yield on debt investments                       11.7%
     Weighted average yield on core investments                       12.4%
     Weighted average yield on non-core investments                    3.0%

Operating Results:
     Net investment income                                         $   7.1
     Net investment income per share                               $  0.26
     Distributions declared per share                              $  0.26

Portfolio Activity:
     Purchase of long term investments                             $  68.5
     Sales and repayments of long term investments                 $   6.7

     Number of new portfolio companies invested                          3
     Number of existing portfolio companies invested                     4
     Number of portfolio companies at end of period                     47

Except where the context suggests otherwise, the terms "we," "us," "our" and "PennantPark Investment" refer to PennantPark Investment Corporation.

CONFERENCE CALL AT 10:00 A.M. ET ON MAY 6, 2010

The Company will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, May 6, 2010 to discuss the quarterly results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 695-7646 approximately 5-10 minutes prior to the call. International callers should dial (973) 409-9639. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through May 20, 2010 by calling (800) 642-1687. International callers please dial (706) 645-9291. For all replays, please reference conference ID #67890959.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2010, our portfolio totaled $587.7 million and consisted of $203.3 million of subordinated debt, $151.8 million of second lien secured debt, $202.3 million of senior secured loans, and $30.3 million of preferred and common equity investments. This compares to our portfolio as of September 30, 2009, our portfolio totaled $469.8 million and consisted of $157.1 million of subordinated debt, $134.4 million of second lien secured debt, $150.6 million of senior secured loans and $27.7 million of preferred and common equity investments.

Our core assets totaled $555.6 million and consisted of investments in thirty-eight different companies with an average investment size of $14.6 million per company and a weighted average yield of 12.4% on debt investments as of March 31, 2010. This compares to our core assets as of September 30, 2009, which totaled $427.1 million and consisted of investments in thirty different companies with an average investment size of $14.2 million per company and a weighted average yield of 12.5% on debt investments.

As of March 31, 2010, our non-core senior secured loan portfolio totaled $32.1 million and consisted of nine different companies with an average investment size of $3.6 million, and a weighted average yield of 3.0% on debt investments. This compares to our non-core assets as of September 30, 2009, which totaled $42.7 million and consisted of thirteen different companies (including one company also in our core portfolio) with an average investment size of $3.3 million and a weighted average yield of 3.1%.

Our overall portfolio consisted of forty-seven companies with an average investment size of $12.5 million and a weighted average yield on debt investments of 11.7%, and was invested 35% in subordinated debt, 26% in second lien secured debt, 34% in senior secured loans and 5% in preferred and common equity investments as of March 31, 2010. This compares to our overall portfolio as of September 30, 2009, which consisted of forty-two companies with an average investment size of $11.2 million and a weighted average yield on debt investments of 11.4%, and was invested 33% in subordinated debt, 29% in second lien secured debt, 32% in senior secured loans and 6% in preferred and common equity investments.

For the three months ended March 31, 2010, we invested $68.5 million in three new and four existing portfolio companies with a weighted average yield on debt investments of 13.7%. During the same period we had one debt investment, representing 2.4% of our debt portfolio on a cost basis at March 31, 2010, which moved to non-accrual status. Sales and repayments of long-term investments totaled $6.7 million for the same period. This compares to the three months ended March 31, 2009, in which we invested $14.5 million in one new and one existing portfolio companies, with an average yield of 21.5% on debt investments. Sales and repayments of long-term investments totaled $3.3 million for the same period.

"We have continued to be active originating investments with attractive risk/rewards," said Arthur Penn, Chairman and Chief Executive Officer. "With $68 million of new investments originated in the quarter ended March 31, 2010 and strong activity levels so far in this quarter, our income is positioned to grow. We are particularly pleased to have been invited to move forward on the licensing of an SBIC. Long-term SBIC financing can help fuel our growth."

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and six months ended March 31, 2010 and 2009.

Investment Income

Investment income for the three and six months ended March 31, 2010, was $13.5 million and $27.1 million, respectively, and was primarily attributable to $5.9 million and $11.3 million from subordinated debt investments, $3.3 million and $6.5 million from second lien secured debt investments and $3.2 million and $6.7 million from senior secured loan investments, respectively. The remaining investment income was primarily attributed to net accretion of discount and amortization of premium and other income. The increase in investment income compared with the same periods in the prior year is due to the growth of our portfolio and the transition of the portfolio from temporary to long-term core investments offset by lower interest rates on our variable rate portfolio of investments.

Investment income for the three and six months ended March 31, 2009, was $10.4 million and $22.5 million, respectively, of which $2.5 million and $5.0 million was attributable to subordinated debt investments, $3.4 million and $7.3 million was attributable to second lien secured debt investments, and $4.3 million and $9.3 million was attributable to senior secured loan investments, respectively. The remaining investment income was primarily attributed to interest income from short-term investments and to net accretion of discount and amortization of premium. The change in investment income compared with the same periods in the prior year is due to the growth of our portfolio, the transition of the portfolio from temporary to long-term core investments offset by lower interest rates.

Expenses

Expenses for the three and six months ended March 31, 2010, totaled $6.5 million and $12.8 million, respectively. For the same respective periods, base management fees totaled $2.8 million and $5.3 million, performance-based incentive fees totaled $1.8 million and $3.6 million, credit facility related expenses totaled $0.8 million and $1.6 million, general and administrative expenses totaled $1.1 million and $2.2 million, respectively. For the six months ended March 31, 2010, an excise tax of $0.1 million was incurred.

Expenses for the three and six months ended March 31, 2009, totaled $5.2 million and $11.5 million, respectively. For the same respective periods, base management fees totaled $1.8 million and $3.6 million, performance-based incentive fees totaled $1.3 million and $2.8 million, credit facility related expenses totaled $1.2 million and $3.0 million, general and administrative expenses totaled $0.9 million and $2.1 million.

Net Investment Income

Net investment income totaled $7.1 million and $14.3 million, or $0.26 per share and $0.54 per share, for the three and six months ended March 31, 2010, respectively. For the same respective periods in the prior year, net investment income totaled $5.3 million and $11.0 million, or $0.25 and $0.52 per share.

Net Realized Loss

Sales and repayments of long-term investments for the three and six months ended March 31, 2010 totaled $6.7 million and $23.5 million, respectively, and realized losses totaled approximately $0.1 million and $16.7 million, respectively, due to sales of non-core senior secured loans and restructurings on investments offset by repayments on other investments.

Sales and repayments of long-term investments for the three and six months ended March 31, 2009 totaled $3.3 million and $5.5 million, respectively, and realized losses totaled approximately $5.3 million and $6.1 million, respectively, due to sales of non-core senior secured loans and restructurings on investments.

Net Unrealized Appreciation (Depreciation) on Investments and (Appreciation) Depreciation on Credit Facility

For the three and six months ended March 31, 2010, our investments had a net change in unrealized appreciation of $9.9 million and $33.8 million, respectively. On March 31, 2010 and September 30, 2009, net unrealized appreciation (depreciation) on investments totaled $6.3 million and $(27.5) million, respectively. The increase in unrealized appreciation on our investments is due to the improvements in the leveraged finance credit markets.

For the three and six months ended March 31, 2010, our long-term credit facility had a net change in unrealized appreciation of $19.9 million and $25.7 million, respectively. On March 31, 2010 and September 30, 2009, net unrealized depreciation on our long-term credit facility totaled $23.9 million and $49.6 million, respectively, which included the cumulative effect of adoption of ASC 825-10 on our credit facility of $41.8 million. The increase in unrealized appreciation on our credit facility is due to the improvements in the leveraged finance credit markets.

For the three and six months ended March 31, 2009, our investments had a net unrealized appreciation of $27.3 million and a net unrealized depreciation of $15.1 million, respectively. On March 31, 2009 and September 30, 2008, net unrealized depreciation on investments and cash equivalents totaled $87.1 million and $72.0 million, respectively, primarily due to the downturn in the leveraged finance credit markets.

For the three and six months ended March 31, 2009, our credit facility experienced a net unrealized depreciation of $14.9 million and $20.6 million, respectively. On March 31, 2009, net unrealized appreciation on our long-term credit facility totaled $62.4 million, respectively, which included the cumulative effect of adoption of ASC 825-10 on our credit facility of $41.8 million.

Net (Decrease) Increase in Net Assets from Operations

Net (decrease) increase in net assets resulting from operations totaled $(3.0) million and $5.6 million, respectively, or $(0.11) and $0.21 per share, respectively, for the three and six months ended March 31, 2010. The decrease in net assets from operations for the three months ended March 31, 2010 is due to appreciation on our credit facility offset by appreciation on investments and net investment income. The increase in net assets from operations for the six months ended March 31, 2010 is due to increase in the fair values of our investments held in our portfolio offset by the increase in fair value of our credit facility and realized losses on investments.

Net increase in net assets resulting from operations totaled $42.2 million and $10.4 million, respectively, or $2.00 per share and $0.49 per share, respectively, for the three and six months ended March 31, 2009, primarily due to an increase in investment values and a decline in market value of our credit facility.

LIQUIDITY AND CAPITAL RESOURCES

PennantPark Investment's liquidity and capital resources are generated through its senior secured, multi-currency, $300.0 million, five-year revolving credit facility maturing in June 2012 as well as from cash flows from operations, investment sales and prepayments, and income earned from investments, and cash equivalents. On March 31, 2010, we had $225.5 million in borrowings outstanding, with a fair market value of $201.6 million, with a weighted average interest rate at that time of 1.27% exclusive of the fee on the undrawn commitment of 0.20% and $74.5 million remaining unused under our senior secured revolving credit facility.

On February 2, 2010, our stockholders approved a proposal that authorizes us to sell shares of our common stock below the then current net asset value per share of our common stock in one or more offerings for a period of 12 months. On March 8, 2010, we sold 5.75 million shares of our common stock at a price of $10.00 per share, below the then current net asset value per share of common stock, resulting in net proceeds of $54.3 million, inclusive of the underwriters' over-allotment option. Any decision to sell shares below the then current net asset value per share of our common stock in one or more offerings is subject to the determination by our board of directors that such issuance and sale is in our and our stockholders' best interests. Any sale or other issuance of shares of our common stock at a price below net asset value per share has resulted and will continue to result in an immediate dilution to our stockholder's interest in our common stock and a reduction of our net asset value per share.

During the six months ended March 31, 2010, we generated operating cash flows primarily from interest earned on debt investments, and our primary use of funds from operations during the same period consisted of investments in portfolio companies, payments of fees and other operating expenses we incurred. For the six months ended March 31, 2010, our operating activities used cash of $78.8 million and our financing activities provided cash of $46.5 million, primarily from proceeds of our common stock offerings.

During the six months ended March 31, 2009, we generated operating cash flows primarily from interest earned on debt investments, and our primary use of funds for operations during the same period consisted of investments in portfolio companies, payments of fees and other operating expenses we incurred. Our operating activities provided cash of $14.1 million for the six months ended March 31, 2009, and our financing activities used cash of $24.4 million for the same period, primarily due to repayments under our credit facility.

DISTRIBUTIONS

During the three and six months ended March 31, 2010, we declared distributions of $0.26 and $0.51 per share, respectively, for total distributions of $8.2 million and $14.7 million, respectively. For the same periods in the prior year, we declared distributions of $0.24 and $0.48 per share, respectively, for total distributions of $5.1 million and $10.1 million, respectively.

Tax characteristics of all dividends will be reported to stockholders on form 1099-DIV after the end of the calendar year.

RECENT DEVELOPMENTS

On March 17, 2010, the PennantPark Investment received a letter from the Investment Division of the Small Business Administration (the "SBA") that invited us to move forward with the licensing of a small business investment company ("SBIC"). We remain cautiously optimistic that we will complete the licensing process although the process is still subject to the SBA approval. The SBIC, which will be a wholly-owned subsidiary of the PennantPark Investment, will have investment objectives similar to ours and will make similar types of investments in accordance with SBA regulations. The SBIC will be subject to regulation and oversight by the SBA.

To the extent that we receive an SBIC license, our SBIC will be allowed to obtain leverage by issuing SBA-guaranteed debentures subject to required capitalization thresholds. SBA-guaranteed debentures are non-recourse to us, have a 10-year maturity, and may be prepaid at any time without penalty. SBA current regulations limit the amount that a single SBIC may borrow to a maximum of $150 million, which is up to twice its regulatory capital. This means that our SBIC may access the maximum borrowing if it has $75 million in regulatory capital, which generally equates to the amount of its equity capital. However, we may determine to capitalize the SBIC subsidiary with a lesser amount.

In connection with the filing of its SBA license application, we will be applying for exemptive relief from the SEC to permit us to exclude the debt of our SBIC subsidiary from our consolidated asset coverage ratio.

There can be no assurance that (i) we will be granted an SBIC license in a timely manner, (ii) that if we are granted an SBIC license we will be able to capitalize the subsidiary and access the maximum borrowing amount available, or (iii) that we will receive exemptive relief from the SEC with respect to the SBA-guaranteed debentures.

On April 29, 2010, PennantPark Investment amended its senior secured revolving credit facility. The amendment allows PennantPark Investment to form and to operate the SBIC under regulations applicable to the SBA program. There were no changes to existing lenders' commitment amounts, pricing or maturity date.

The description above is only a summary of the material amendment provisions of the credit facility, does not purport to be complete and is qualified in its entirety by reference to the provisions in the credit facility, as amended, which is attached as an Exhibit to Form 10-Q filed May 5, 2010.

AVAILABLE INFORMATION

PennantPark Investment Corporation makes available on its website its report on Form 10-Q. The Company has filed its report on Form 10-Q with the Securities Exchange Commission, and stockholders may find the report on www.pennantpark.com.

                  PENNANTPARK INVESTMENT CORPORATION
                 STATEMENTS OF ASSETS AND LIABILITIES

                                                March 31,
                                                  2010       September 30,
                                               (unaudited)       2009
                                              -------------  -------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments,
   at fair value (cost--$563,678,210 and
   $479,909,805, respectively)                $ 571,402,076  $ 453,644,335
  Non-controlled, affiliated investments, at
   fair value (cost--$17,761,718 and
   $17,378,081, respectively)                    16,295,276     16,115,738
                                              -------------  -------------
  Total of Investments, at fair value
   (cost--$581,439,928 and $497,287,886,
   respectively)                                587,697,352    469,760,073
Cash equivalents                                    934,570     33,247,666
Interest receivable                               8,103,243      5,539,056
Receivables for investments sold                  4,862,500      2,726,007
Prepaid expenses and other assets                   788,246      1,108,567
                                              -------------  -------------
          Total assets                          602,385,911    512,381,369
                                              =============  =============

Liabilities
Distributions payable                             8,205,281      5,056,505
Payable for investments purchased                24,500,000     19,489,525
Unfunded investments                             13,342,129      6,331,385
Credit facility payable, at fair value
 (cost--$225,500,000 and $225,100,000,
 respectively) (See Notes 5 and 10)             201,567,008    175,475,380
Interest payable on credit facility                  51,451         72,788
Management fee payable (See Note 3)               2,772,206      2,220,110
Performance-based incentive fee payable (See
 Note 3)                                          1,764,592      1,508,164
Accrued other expenses                              971,346      1,647,244
                                              -------------  -------------
          Total liabilities                     253,174,013    211,801,101
                                              =============  =============

Net Assets
Common stock, par value $0.001 per share,
 100,000,000 shares authorized, 31,558,772 and
 25,368,772 shares issued and outstanding,
 respectively                                        31,559         25,369
Paid-in capital in excess of par                384,602,224    327,062,304
Undistributed net investment income               1,626,997      1,890,235
Accumulated net realized loss on investments
 and cash equivalents                           (67,239,298)   (50,494,447)
Net unrealized appreciation (depreciation) on
 investments                                      6,257,424    (27,527,813)
Net unrealized depreciation on credit facility
 (See Note 5)                                    23,932,992     49,624,620
                                              -------------  -------------
          Total net assets                    $ 349,211,898  $ 300,580,268
                                              -------------  -------------

          Total liabilities and net assets    $ 602,385,911  $ 512,381,369
                                              =============  =============

Net asset value per share                     $       11.07  $       11.85
                                              =============  =============

                             PENNANTPARK INVESTMENT CORPORATION
                                  STATEMENTS OF OPERATIONS
                                         (Unaudited)

                         Three months ended          Six months ended
                              March 31,                   March 31,
                    --------------------------  --------------------------
                         2010          2009          2010          2009
                    ------------  ------------  ------------  ------------
Investment income:
From non-controlled,
 non-affiliated
 investments:
  Interest          $ 12,783,931  $ 10,084,577  $ 25,735,164  $ 21,796,587
  Other                  412,482        14,317       732,085        14,317
From non-controlled,
 affiliated
 investments:
  Interest               328,580       325,820       656,229       690,319
                    ------------  ------------  ------------  ------------
    Total investment
     income           13,524,993    10,424,714    27,123,478    22,501,223
                    ------------  ------------  ------------  ------------

Expenses:
  Base management fee
   (See Note 3)        2,772,132     1,747,235     5,296,785     3,567,423
  Performance-based
   incentive fee
   (See Note 3)        1,764,607     1,320,317     3,573,987     2,762,299
  Interest and
   other credit
   facility
   expenses              838,275     1,188,326     1,656,958     3,025,546
  Administrative
   services
   expenses (See
   Note 3)               539,619       356,093     1,097,123       976,495
  Other general and
   administrative
   expenses              560,974       546,210     1,104,389     1,134,998
                    ------------  ------------  ------------  ------------
  Expenses before
   taxes               6,475,607     5,158,181    12,729,242    11,466,761
                    ------------  ------------  ------------  ------------

  Excise tax (See
   Note 2)                (9,072)           --        97,890            --
                    ------------  ------------  ------------  ------------

  Total expenses       6,466,535     5,158,181    12,827,132    11,466,761
                    ------------  ------------  ------------  ------------

    Net investment
     income            7,058,458     5,266,533    14,296,346    11,034,462
                    ------------  ------------  ------------  ------------

Realized and
 unrealized gain
 (loss) on
 investments and
 credit facility:
Net realized loss on
 non-controlled,
 non-affiliated
 investments            (140,986)   (5,258,194)  (16,744,851)   (6,145,264)
Net change in
 unrealized
 appreciation
 (depreciation) on:
  Non-controlled,
   non-affiliated
   investments         9,895,674    27,887,439    33,989,336   (12,775,652)
  Non-controlled,
   affiliated
   investments             8,425      (627,183)     (204,099)   (2,320,369)
  Credit facility
   unrealized
   (appreciation)
   depreciation
   (See Note 5)      (19,852,714)   14,930,395   (25,691,628)   20,649,089
                    ------------  ------------  ------------  ------------
   Net change in
    unrealized
    (depreciation)
    appreciation      (9,948,615)   42,190,651     8,093,609     5,553,068
                    ------------  ------------  ------------  ------------

Net realized and
 unrealized (loss)
 gain from
 investments and
 credit facility     (10,089,601)   36,932,457    (8,651,242)     (592,196)
                    ------------  ------------  ------------  ------------

Net (decrease)
 increase in net
 assets resulting
 from operations    $ (3,031,143) $ 42,198,990  $  5,645,104  $ 10,442,266
                    ============  ============  ============  ============

Net (decrease)
 increase in net
 assets resulting
 from operations per
 common share (See
 Note 8)            $      (0.11) $       2.00  $       0.21  $       0.49
Net investment
 income per common
 share                      0.26          0.25          0.54          0.52

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of mezzanine debt, senior secured loans and equity investments. From time to time, we may also invest in public companies whose securities are thinly traded. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact:
PennantPark Investment Corporation
Aviv Efrat
(212) 905-1000
www.pennantpark.com